EXHIBIT 32

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER CERTIFICATION*

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Martin M. Koffel, the Chief Executive Officer of URS Corporation (the “Company”), and H. Thomas Hicks, the Chief Financial Officer of the Company, do each hereby certify that, to the best of their knowledge:

1.
The Company’s quarterly report on Form 10-Q for the period ended October 1, 2010, to which this Certification is attached as Exhibit 32 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 9, 2010	By:	/s/ Martin M. Koffel
Martin M. Koffel
Chief Executive Officer

Dated: November 9, 2010	By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Chief Financial Officer

* This certification accompanies the Periodic Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” by the Company or incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, made before or after the date of the Periodic Report and irrespective of any general incorporation language contained in such filing.

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